Exhibit 99.1

LETTER OF TRANSMITTAL
To Tender for Exchange
6.50% Senior Notes due 2019
of
STEWART ENTERPRISES, INC.
Pursuant to the Prospectus Dated          , 2011

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2011 UNLESS EXTENDED BY STEWART ENTERPRISES, INC. IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Mail: U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-3918 Attention: Specialized Finance Department	By Facsimile: (651) 495-8158 Attention: Specialized Finance Department Confirm by Telephone: 1-800-934-6802 Attention: Specialized Finance Department	By Hand: U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-3918 Attention: Specialized Finance Department

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR OUTSTANDING NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

This Letter of Transmittal is to be used by holders (“Holders”) of 6.50% Senior Notes due 2019 (the “Outstanding Notes”) of Stewart Enterprises, Inc. (the “Issuer”) to receive registered 6.50% Senior Notes due 2019 (the “Exchange Notes”) if tender of Outstanding Notes is to be made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth under the caption “The exchange offer — Procedures for Tendering Outstanding Notes” in the Prospectus dated          , 2011 (the “Prospectus”) and the instructions transmitted through the DTC Automated Tender Offer Program (“ATOP”). The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

Holders of Outstanding Notes that are tendering must execute the tender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (together, the “Exchange Offer”) must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send an Agent’s Message to the Exchange Agent for its acceptance. Delivery of the Agent’s Message by DTC is the sole and exclusive means to satisfy the terms of the offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message.

Ladies and Gentlemen:

The undersigned hereby tenders to Stewart Enterprises, Inc. (the “Issuer”), upon the terms and subject to the conditions set forth in its Prospectus dated          , 2011 (the “Prospectus”), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal (which together constitute the “Exchange Offer”),           principal amount of Outstanding Notes. The undersigned represents that it is duly authorized to tender all of the Outstanding Notes tendered hereby which it holds for the account of beneficial owners of such Outstanding Notes (“Beneficial Owner(s )”) and to make the representations and statements set forth herein on behalf of such Beneficial Owner(s).

Subject to, and effective upon, the acceptance for purchase of the principal amount of Outstanding Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuer, all right, title and interest in and to all of the Outstanding Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Issuer) with respect to such Outstanding Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Outstanding Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Outstanding Notes on the account books maintained by DTC to, or upon the order of, the Issuer, (ii) present such Outstanding Notes for transfer of ownership on the books of the Issuer, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Outstanding Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

(1) the Exchange Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),

(2) the undersigned and each Beneficial Owner is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Outstanding Notes or the Exchange Notes,

(3) neither the undersigned nor any Beneficial Owner is an “affiliate,” as defined in Rule 405 of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), of the Issuer or any guarantor of the Exchange Notes, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

(4) if a broker-dealer, the undersigned did not acquire Outstanding Notes direct from the Issuer, and

(5) the undersigned and each Beneficial Owner acknowledge and agree that (x) any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person with a registration statement containing the selling securityholder information required by Item 507 or 508, as applicable, of Regulation S-K of the Securities Act and cannot rely on the interpretations of the Staff of the Securities and Exchange Commission referenced in the sections of the Prospectus entitled “The exchange offer — Purpose and effect of the exchange offer” and “Plan of distribution” and (y) any broker-dealer that pursuant to the Exchange Offer receives Exchange Notes for its own account in exchange for Outstanding Notes which it acquired for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as the result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned understands that tenders of Outstanding Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date in accordance with the Prospectus. In the event of a termination of the Exchange Offer, the Outstanding Notes tendered pursuant to the Exchange Offer will be credited to the account maintained at DTC from which such Outstanding Notes were tendered. If the Issuer makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of such Exchange Offer, the Issuer will disseminate additional Exchange Offer materials and extend such Exchange Offer, if and to the extent required by law.

The undersigned understands that the tender of Outstanding Notes will constitute the undersigned’s acceptance of the terms and conditions of the Exchange Offer. The Issuer’s acceptance for exchange of Outstanding Notes tendered will constitute a binding agreement between the undersigned and the Issuer in accordance with the terms and subject to the conditions of the Exchange Offer. For purposes of the Exchange Offer, the undersigned understands that validly tendered Outstanding Notes (or defectively tendered Outstanding Notes with respect to which the Issuer has, or has caused to be, waived such defect) will be deemed to have been accepted by the Issuer if, as and when the Issuer gives oral or written notice thereof to the Exchange Agent.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered hereby, and that when such tendered Outstanding Notes are accepted for purchase by the Issuer, the Issuer will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes tendered hereby.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and any obligation of the undersigned or any Beneficial Owner(s) hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and such Beneficial Owner(s).

The undersigned understands that the delivery and surrender of any Outstanding Notes is not effective, and the risk of loss of the Outstanding Notes does not pass to the Exchange Agent or the Issuer, until receipt by the Exchange Agent of an Agent’s Message and any required documents in form satisfactory to the Issuer. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Outstanding Notes will be determined by the Issuer, in its discretion, which determination shall be final and binding.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Delivery of Letter of Transmittal and Outstanding Notes.  An Agent’s Message delivered by DTC through ATOP stating that it has received an express acknowledgement from each participant in DTC tendering that such participants have received this Letter of Transmittal and agree to be bound by the terms hereof must be received by the Exchange Agent prior to the Expiration Date.

No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Outstanding Notes for exchange.

2. Return of Unaccepted Notes.  All Outstanding Notes tendered and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Outstanding Notes were delivered.

3. Transfer Taxes.  Except as set forth herein, the Issuer will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Outstanding Notes to it, or to its order, pursuant to the Exchange Offer. If Exchange Notes, or Outstanding Notes not tendered or exchanged are to be registered in the name of any persons other than the registered owners, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person must be paid to the Issuer or the Exchange Agent (unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted) before the Exchange Notes will be issued.

4. Waiver of Conditions.  The conditions of the Exchange Offer may be amended or waived by the Issuer, in whole or in part, at any time and from time to time in the Issuer’s discretion, in the case of any Outstanding Notes tendered.

5. Requests for Assistance or Additional Copies.  Any questions or requests for assistance or additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the telephone numbers and location listed above. A Holder or owner may also contact such Holder’s or owner’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

IMPORTANT TAX INFORMATION

Under federal income tax law, an owner of Outstanding Notes whose tendered Outstanding Notes are accepted for exchange is required to provide the Exchange Agent with such owner’s current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Exchange Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Exchange Notes paid to such owner or other recipient may be subject to 31% backup withholding tax.

Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a “Form W-8”), signed under penalties of perjury, attesting to that individual’s exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding the owner is required to notify the Exchange Agent of the owner’s current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding.

What Number to Give the Exchange Agent

The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Outstanding Notes. If the Outstanding Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,” for additional guidance on which number to report.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	PART 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) or Employer Identification Number

PART 2 — Certification — Under penalties of perjury, I certify that:
(1)  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.

Signature

Date

PART 3 — Awaiting TIN ☐

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 31%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the date in this form, 31% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature   Date

5